UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Navan, Inc.
(Exact name of registrant as specified in its charter)

Delaware	47-3424780
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
3045 Park Boulevard
Palo Alto, California 94306
(888) 505-8747
(Address of principal executive offices, including zip code)
Navan, Inc. 2025 Equity Incentive Plan
Navan, Inc. 2025 Employee Stock Purchase Plan
(Full titles of the plans)
Ariel Cohen
Chairperson of the Board of Directors and Chief Executive Officer
Navan, Inc.
3045 Park Boulevard
Palo Alto, California 94306
(888) 505-8747
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John T. McKenna Rachel Proffitt Jon C. Avina Milson C. Yu Jean Park Cooley LLP 3175 Hanover Street Palo Alto, California 94304 (650) 843-5000	Howard Baik General Counsel and Secretary Navan, Inc. 3045 Park Boulevard Palo Alto, California 94306 (888) 505-8747

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.☐

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E
Pursuant to General Instruction E of Form S-8, Navan, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register (i) 12,458,738 additional shares of its Class A common stock, par value $0.00000625 per share (“Class A common stock”), under the Registrant’s 2025 Equity Incentive Plan (the “2025 Plan”), pursuant to the provisions of the 2025 Plan providing for an automatic increase in the number of shares of Class A common stock reserved and available for issuance under the 2025 Plan on February 1, 2026, and (ii) 2,491,747 additional shares of its Class A common stock under the Registrant’s 2025 Employee Stock Purchase Plan (the “2025 ESPP”), pursuant to the provisions of the 2025 ESPP providing for an automatic increase in the number of shares of Class A common stock reserved and available for issuance under the 2025 ESPP on February 1, 2026. In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.
The Registrant previously registered shares of its Class A common stock for issuance under the 2025 Plan and the 2025 ESPP on a Registration Statement on Form S-8 filed with the Commission on October 30, 2025 (File No. 333-291159) (the “Prior Registration Statement”). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Prior Registration Statement.

PART II
Item 3. Incorporation of Certain Documents by Reference.
The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:
(a)The Registrant’s Annual Report on Form 10-K (the “Annual Report”) for the fiscal year ended January 31, 2026, filed with the Commission on April 2, 2026.
(b)The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2026, filed with the Commission on June 11, 2026.
(c)The Registrant’s Current Reports on Form 8-K filed with the Commission on February 11, 2026 (Item 5.02 only) and April 17, 2026.
(d)The description of the Registrant’s Class A common stock which is contained in the Registrant’s Registration Statement on Form 8-A filed on October 28, 2025, as amended (File No. 001-42922) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description, including Exhibit 4.3 of the Annual Report.
In addition, all other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

		Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect.	8-K	001-42922	3.1	November 3, 2025

4.2	Amended and Restated Bylaws of Navan, Inc.	S-1/A	333-290396	3.4	October 10, 2025

4.3	Form of Class A Common Stock Certificate of the Registrant.	S-1/A	333-290396	4.1	October 10, 2025

5.1*	Opinion of Cooley LLP.

23.1*	Consent of Cooley LLP (included in Exhibit 5.1).

23.2*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

24.1*	Power of Attorney (included on the signature page of this Form S-8).

99.1	Navan, Inc. 2025 Equity Incentive Plan and related form agreements.	10-Q	001-42922	10.4	December 15, 2025

99.2	Navan, Inc. 2025 Employee Stock Purchase Plan and related form agreements.	S-1/A	333-290396	10.4	October 10, 2025

107*	Filing Fee Table.
_______________
*Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on June 11, 2026.

NAVAN, INC.

By:	/s/ Ariel Cohen
Ariel Cohen
Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ariel Cohen, Aurélien Nolf, and Howard Baik, and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in their name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ariel Cohen	Chairperson of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	June 11, 2026
Ariel Cohen

/s/ Aurélien Nolf	Chief Financial Officer (Principal Financial and Accounting Officer)	June 11, 2026
Aurélien Nolf

/s/ Ben Horowitz	Director	June 11, 2026
Ben Horowitz

/s/ Arif Janmohamed	Director	June 11, 2026
Arif Janmohamed

/s/ Michael Kourey	Director	June 11, 2026
Michael Kourey

/s/ Clara Liang	Director	June 11, 2026
Clara Liang

/s/ Sandesh Patnam	Director	June 11, 2026
Sandesh Patnam

/s/ Ilan Twig	Chief Technology Officer and Director	June 11, 2026
Ilan Twig

/s/ Shai Weiss	Director	June 11, 2026
Shai Weiss

/s/ Anré Williams	Director	June 11, 2026
Anré Williams

/s/ Oren Zeev	Director	June 11, 2026
Oren Zeev